UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2025

USA RARE EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W Airport Road, Stillwater, OK	74075
(Address of principal executive offices)	(Zip Code)

(813)-867-6155

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock shares, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	USARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 1, 2025, USA Rare Earth, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 10,714,286 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a warrant (the “Common Warrant”) issued to an institutional investor in connection with the private placement transaction (the “Private Placement”) which closed on May 2, 2025 (the “Warrant Share Issuance Proposal”).

Holders of outstanding shares of Common Stock and the Company's 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) as of the record date, May 23, 2025, present virtually or by proxy at the Special Meeting were entitled to vote on the matters presented at the Special Meeting. Holders of Common Stock and Series A Preferred Stock (on an as converted basis) voted as a single class on each matter presented at the Special Meeting. As of the record date, May 23, 2025 (the “Record Date”), the shares of Common Stock are entitled to one vote per share and the shares of Series A Preferred Stock are entitled to approximately 1.7543 votes per share. In accordance with Nasdaq Listing Rule 5635, and the interpretive material thereunder, the holder of the Common Warrant was not permitted to vote the shares of Common Stock issued to it in the Private Placement on the Warrant Share Issuance Proposal and such shares are excluded from the percentages set forth below.

At the Special Meeting, an aggregate of 45,846,321 (55.56%) shares of Common Stock entitled to vote at the Special Meeting and 3,108,846 (61.94%) shares of Series A Preferred Stock entitled to vote at the Special Meeting, representing an aggregate of 51,300,170 (56.19%) of all votes of shares of Common Stock and Series A Preferred Stock, held as of the Record Date and entitled to vote at the Special Meeting, were present virtually or by proxy, which represented a quorum.

The final voting results for the Warrant Share Issuance Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
51,092,866	191,705	15,599	0

The proposal to approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Warrant Share Issuance Proposal was deemed not necessary and not acted upon at the Special Meeting because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Warrant Share Issuance Proposal.

Item 8.01. Other Events.

As previously disclosed, a complaint was filed in Delaware Chancery Court by Ramco Asset Management, LLC (“Ramco”), US Trading Company Metals RE, LLC, and Dinsha Dynasty Trust on July 29, 2022 against USA Rare Earth, LLC (“USARE OpCo”), Morzev Pty Ltd., Mordechai Gutnick ATF the Morzev Trust, Mordechai Gutnick, and Pini Althaus, captioned Ramco Asset Management, LLC v. USA Rare Earth, LLC, C.A. No. 2022-0665-SG (as amended, the “Complaint”). After motion practice and argument, the court dismissed all claims, except for Ramco’s alleged breach of contract claim and alleged breach of good faith and fair dealing as asserted against USARE OpCo.  Also as previously disclosed, on April 1, 2025, the Company received notice from Stewart Kleiner (Managing Member of Ramco and Grantor of Dinsha Dynasty Trust) asserting that a milestone triggering payment of certain equity outlined in a May 10, 2019 advisory agreement (the “Milestone Payment Notice”) had been achieved as a result of the Company’s reverse merger with Inflection Point Acquisition Corp. II. On July 1, 2025, Ramco, DinSha Dynasty Trust, Mr. Kleiner, the Company and USARE OpCo entered into a settlement agreement and release pursuant to which, in full settlement of the Complaint and the Milestone Payment Notice, amongst other things, the Company agreed to issue 159,000 shares of Common Stock to DinSha Dynasty Trust and USARE OpCo agreed to pay $150,000 to Ramco. The settlement agreement is expressly not to be construed as an admission of liability by USARE OpCo or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA RARE EARTH, INC.

Date: July 1, 2025	By:	/s/ William Robert Steele Jr.
	Name:	William Robert Steele Jr.
	Title:	Chief Financial Officer

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